UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 13, 2019
____________________
YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

Commission file number 1-13163

North Carolina				13-3951308
(State or other jurisdiction of				(I.R.S. Employer
incorporation or organization)				Identification No.)

1441 Gardiner Lane,	Louisville,	Kentucky		40213
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code:			(502)	874-8300

Former name or former address, if changed since last report:			N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	YUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 9, 2019, the Board of Directors of Yum! Brands, Inc. (the Company) elected David Gibbs, currently President and Chief Operating Officer of the Company, as Chief Executive Officer of the Company, effective January 1, 2020, at which time Greg Creed, the Company’s current Chief Executive Officer, will retire as Chief Executive Officer of the Company. Mr. Gibbs (55) who has been with the Company for 30 years, has served as President and Chief Operating Officer of the Company since August 8, 2019. Previously, he served as President, Chief Operating Officer and Chief Financial Officer of the Company beginning in January 2019. He served as the Company’s President and Chief Financial Officer from May 2016 until January 2019. Previously, Mr. Gibbs served as the Chief Executive Officer of the Company’s Pizza Hut Division from January 2015 until April 2016 and was its President from January 2014 through December 2014. Mr. Gibbs will cease serving as President and Chief Operating Officer upon assuming his position as Chief Executive Officer.
On August 9, 2019, the Company’s Board of Directors also appointed Mr. Gibbs as a director, effective November 1, 2019. There is no arrangement or understanding between Mr. Gibbs or any other person pursuant to which he was selected as a director.
A copy of the press release announcing the above is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release dated August 12, 2019
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	August 13, 2019	/s/ John P. Daly
Vice President and
Associate General Counsel